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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 13, 1999


                             SCM MICROSYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


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
            DELAWARE                      000-22689                        77-0444317
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer Identification No.)
 incorporation or organization)
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                     160 KNOWLES DRIVE, LOS GATOS, CA 95032
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   (Address of principal executive offices of Registrant, including zip code)


                                 (408) 364-8444
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              (Registrant's telephone number, including area code)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     KPMG LLP has served as the independent accountants of SCM Microsystems, Inc. (the "Company") since December 1996 and has advised the Company on accounting and tax matters.

(a)  Previous independent accountants.

     (i) On October 6, 1999, KPMG LLP resigned as the Company's independent accountants.

     (ii) The reports of KPMG LLP on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) During the Company's two most recent fiscal years and through the date of this Report, the Company has had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused it to make reference thereto in its report on the financial statements of the Company for such years.

     (iv) During the Company's two most recent fiscal years and through the date of this Report, the Company has had no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

     (v) The Company has requested that KPMG LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 13, 1999, is filed as Exhibit 16.1 to this Form 8-K.

(b)  New independent accountants.

     (i) On October 6, 1999, the Board of Directors of the Company approved the change in independent accountants and the appointment of Deloitte & Touche LLP as the new principal independent accountant of the Registrant.

ITEM 7. EXHIBITS.

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
     16.1 Letter from KPMG LLP to the Securities and Exchange Commission dated October 13, 1999.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     SCM MICROSYSTEMS, INC.


Dated: October 13, 1999                              By:  /s/ Andrew Warner
                                                        ------------------------
                                                         Andrew Warner
                                                         Chief Financial Officer


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                                 EXHIBIT INDEX

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
Exhibit             Description
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
16.1                Letter from KPMG LLP re: change in certifying accountant.
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